SUBSIDIARIES OF MDU RESOURCES GROUP, INC.

                        December 31, 1995


                                                        State or Other
                                                         Jurisdiction
                                                           in Which
                                                         Incorporated

Alaska Basic Industries, Inc.                                  Alaska

Anchorage Sand and Gravel Company, Inc.                        Alaska

Centennial Energy Holdings, Inc.                             Delaware

Concrete, Inc.                                             California

Customer One, Inc.                                           Delaware

Fidelity Oil Co.                                             Delaware

Fidelity Oil Holdings, Inc.                                  Delaware

Prairie Propane, Inc.                                        Delaware

Knife River Coal Mining Company                             Minnesota

Knife River Hawaii, Inc.                                     Delaware

Knife River Marine, Inc.                                     Delaware

KRC Aggregate, Inc.                                          Delaware

KRC Holdings, Inc.                                           Delaware

LTM, Incorporated                                              Oregon

Pompano Marine Chartering, Inc.                               Florida

Prairielands Energy Marketing, Inc.                          Delaware

Rogue Aggregates, Inc.                                         Oregon

WBI Canadian Pipeline, Ltd.                                    Canada

Williston Basin Interstate Pipeline Company                   Delaware